UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2018

Wyndham Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38432	82-3356232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way
Parsippany, NJ	07054
(Address of Principal Executive	(Zip Code)
Offices)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 31, 2018, in connection with the previously announced spin-off of the hotel franchising and management business (the “Wyndham Hotels & Resorts businesses”) from Wyndham Destinations, Inc. (previously known as Wyndham Worldwide Corporation) (“Wyndham Destinations”) through the pro rata distribution of all of the shares of outstanding common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels” or the “Company”) to Wyndham Destinations’ stockholders (the “Distribution”), Wyndham Hotels entered into several agreements with Wyndham Destinations that govern the relationship of the parties following the Distribution, including the following:

•                  Separation and Distribution Agreement;

•                  Employee Matters Agreement;

•                  Tax Matters Agreement;

•                  Transition Services Agreement; and

•                  License, Development and Noncompetition Agreement.

Separation and Distribution Agreement

The Company entered into a Separation and Distribution Agreement with Wyndham Destinations regarding the principal actions taken or to be taken in connection with the spin-off. The Separation and Distribution Agreement provides for the allocation of assets and liabilities between Wyndham Destinations and Wyndham Hotels and establishes certain rights and obligations between the parties following the Distribution.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement provides for those transfers of assets and assumptions of liabilities that are necessary in connection with the spin-off so that each of Wyndham Destinations and Wyndham Hotels is allocated the assets necessary to operate its respective business and retains or assumes the liabilities allocated to it in accordance with the separation plan. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations among Wyndham Destinations and Wyndham Hotels. In particular, the Separation and Distribution Agreement provides that, subject to certain terms and conditions:

•                  The assets that have been retained by or transferred to Wyndham Hotels (“SpinCo assets”) include, but are not limited to:

•                  all of the equity interests of Wyndham Hotels;

•                  any and all assets reflected on the audited combined balance sheet of the Wyndham Hotels & Resorts businesses;

•                  any and all contracts primarily relating to the Wyndham Hotels & Resorts businesses; and

•                  all rights in the “Wyndham” trademark and “The Registry Collection” trademark, and certain intellectual property related thereto.

•                  The liabilities that have been retained by or transferred to Wyndham Hotels (“SpinCo liabilities”) include, but are not limited to:

•                  any and all liabilities (whether accrued, contingent or otherwise, and subject to certain exceptions) to the extent primarily related to, arising out of or resulting from (a) the operation or conduct of the Wyndham Hotels & Resorts businesses or (b) the SpinCo assets;

•                  any and all liabilities (whether accrued, contingent or otherwise) relating to, arising out of or resulting from any form, registration statement, schedule or similar disclosure document filed or furnished with the Commission, to the extent such filing is either made by Wyndham Hotels or made by Wyndham

Destinations in connection with the spin-off, subject to each party’s indemnification obligations under the Separation and Distribution Agreement with respect to any misstatement of or omission to state a material fact contained in any such filing to the extent the misstatement or omission is based upon information that was furnished by such party;

•                  any and all liabilities relating to, arising out of, or resulting from any indebtedness of Wyndham Hotels or any indebtedness secured exclusively by any of the Wyndham Hotels assets; and

•                  any and all liabilities (whether accrued, contingent or otherwise) reflected on the audited combined balance sheet of the Wyndham Hotels & Resorts businesses.

•                  Wyndham Hotels assumes one-third and Wyndham Destinations assumes two-thirds of certain contingent and other corporate liabilities of Wyndham Destinations (“shared contingent liabilities”) in each case incurred prior to the Distribution, including liabilities of Wyndham Destinations related to, arising out of or resulting from (i) certain terminated or divested businesses, (ii) certain general corporate matters of Wyndham Destinations and (iii) any actions with respect to the separation plan or the Distribution made or brought by any third party;

•                  Wyndham Hotels is entitled to receive one-third and Wyndham Destinations is entitled to receive two-thirds of the proceeds (or, in certain cases, a portion thereof) from certain contingent and other corporate assets of Wyndham Destinations (“shared contingent assets”) arising or accrued prior to the Distribution, including assets of Wyndham Destinations related to, arising from or involving (i) certain terminated or divested businesses and (ii) certain general corporate matters of Wyndham Destinations;

•                  In connection with the sale of Wyndham Destinations’ European vacation rental business, Wyndham Hotels will assume one-third and Wyndham Destinations will assume two-thirds of certain shared contingent liabilities and certain shared contingent assets. Such shared contingent assets and shared contingent liabilities will include: (a) any amounts paid or received by Wyndham Destinations in respect of any indemnification claims made in connection with such sale, (b) any losses actually incurred by Wyndham Destinations or Wyndham Hotels in connection with its provision of post-closing credit support to the European vacation rental business, in the form of an unsecured guarantee, letter of credit or otherwise, in a fixed amount to be determined, to ensure that the European vacation rental business meets the requirements of certain service providers and regulatory authorities, and (c) any tax assets or liabilities related to such sale;

•                  Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, the corporate costs and expenses relating to the spin-off will first be paid by the party such costs were incurred by, from a separate account maintained by each of Wyndham Hotels and Wyndham Destinations and established prior to completion of the spin-off on terms agreed upon by Wyndham Hotels and Wyndham Destinations and, to the extent the funds in such separate account are not sufficient to satisfy such costs and expenses, be treated as shared contingent liabilities (as described above); and

•                  All assets and liabilities of Wyndham Destinations (whether accrued, contingent or otherwise) other than the SpinCo assets and SpinCo liabilities, subject to certain exceptions (including the shared contingent assets and shared contingent liabilities), have been retained by or transferred to Wyndham Destinations, except as set forth in the Separation and Distribution Agreement or one of the other agreements described below.

The allocation of liabilities with respect to taxes, except for payroll taxes and reporting and other tax matters expressly covered by the Employee Matters Agreement or the Separation and Distribution Agreement, are solely covered by the Tax Matters Agreement.

Net Proceeds Adjustment. Prior to the Distribution, Wyndham Hotels and Wyndham Destinations agreed on a target amount for the net proceeds to be received by Wyndham Destinations in connection with the sale of Wyndham Destinations’ European vacation rental business. Following the Distribution, Wyndham Destinations will prepare, and agree with Wyndham Hotels on, a statement setting forth the actual amount of net proceeds received by Wyndham Destinations in connection with such sale, including pursuant to any post-closing purchase price adjustments. If the amount of actual net proceeds is greater than the target net proceeds amount, such excess will be a shared contingent asset; if it is less than the target net proceeds amount, such deficit will be a shared contingent liability.

Net Indebtedness Adjustment. Prior to the Distribution, Wyndham Destinations and Wyndham Hotels agreed on a target amount of indebtedness (net of cash) for Wyndham Hotels as of the Distribution. Following the Distribution, Wyndham Hotels will prepare, and agree with Wyndham Destinations on, a statement setting forth the actual amount of net indebtedness of Wyndham Hotels as of the close of business on the Distribution Date (as defined below). If the actual amount of net indebtedness as of the close of business on the Distribution Date is greater than the target net indebtedness amount, Wyndham Destinations will pay the difference to Wyndham Hotels; if it is less than the target net indebtedness amount, Wyndham Hotels will pay the difference to Wyndham Destinations.

Cash Balances. In connection with the transfer from Wyndham Destinations to Wyndham Hotels of certain liabilities as part of the internal reorganization, Wyndham Destinations transferred up to approximately $68 million in cash to Wyndham Hotels. Also prior to the completion of the spin-off, Wyndham Hotels distributed or otherwise transferred to a bank account of Wyndham Destinations the amount of cash and cash equivalents in excess of the sum of (i) such amount of transferred cash, plus (ii) an amount of cash necessary to adequately capitalize Wyndham Hotels following the spin-off, plus (iii) the amount of cash being maintained by Wyndham Hotels in a separate account to pay corporate costs and expenses relating to the spin-off (as described above), plus (iv) the amount of certain cash proceeds from Wyndham Hotels’ offering of its 5.375% Notes due 2026 and the borrowings under Wyndham Hotels’ new senior secured credit facilities. Such distributed cash constitutes “boot” that is subject to the applicable requirements set forth in the Separation and Distribution Agreement. Amounts payable between Wyndham Destinations and Wyndham Hotels that are described in this paragraph may be netted and offset pursuant to the Separation and Distribution Agreement.

Further Assurances. To the extent that any transfers of assets or assumptions of liabilities contemplated by the Separation and Distribution Agreement have not been consummated, the parties have agreed to cooperate with each other and use commercially reasonable efforts to effect such transfers or assumptions as promptly as practicable. In addition, each of the parties has agreed to cooperate with each other and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

Representations and Warranties. In general, neither Wyndham Destinations nor Wyndham Hotels made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may have been required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents, or any other matters. Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, all assets have been transferred on an “as is, where is” basis.

The Distribution. The Separation and Distribution Agreement governs certain rights and obligations of the parties regarding the Distribution and certain actions that occurred prior to the Distribution, such as the election of officers and directors and the adoption of Wyndham Hotels’ amended and restated certificate of incorporation and amended and restated by-laws. Prior to the Distribution, Wyndham Destinations delivered all the issued and outstanding shares of Wyndham Hotels common stock to the distribution agent. Following the Distribution Date, the distribution agent will electronically deliver the shares of Wyndham Hotels common stock to Wyndham Destinations stockholders based on each holder of Wyndham Destinations common stock receiving one share of Wyndham Hotels common stock for each share of Wyndham Destinations common stock held as of May 18, 2018.

Intercompany Accounts. The Separation and Distribution Agreement provides that, subject to any provisions in the Separation and Distribution Agreement or any ancillary agreement to the contrary, prior to the Distribution, intercompany accounts were settled as set forth in the Separation and Distribution Agreement.

Release of Claims and Indemnification. Wyndham Destinations and Wyndham Hotels have agreed to broad releases pursuant to which each releases the other and certain related persons specified in the Separation and Distribution Agreement from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or alleged to occur or to have failed to occur or any conditions existing or alleged to exist at or prior to the time of the Distribution. These releases are subject to certain exceptions set forth in the Separation and Distribution Agreement and the ancillary agreements.

The Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of Wyndham Hotels’ business with Wyndham Hotels, and financial responsibility for the obligations and liabilities of Wyndham Destinations’ business with Wyndham Destinations. Specifically, each party will, and will cause its subsidiaries to, indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its and their respective officers, directors, employees and agents for any losses arising out of, by reason of or otherwise in connection with:

•                  the liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement;

•                  any misstatement of or omission to state a material fact contained in any party’s public filings, only to the extent the misstatement or omission is based upon information that was furnished by the indemnifying party (or incorporated by reference from a filing of such indemnifying party) and then only to the extent the statement or omission was made or occurred after the spin-off; and

•                  any breach by such party of the Separation and Distribution Agreement or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims will be made thereunder.

The amount of each party’s indemnification obligations are subject to reduction by any insurance proceeds received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Except in the case of tax assets and liabilities related to the sale of Wyndham Destinations’ European vacation rental business, indemnification with respect to taxes are governed solely by the Tax Matters Agreement.

Insurance. The Separation and Distribution Agreement provides for the allocation among the parties of benefits under existing insurance policies for occurrences prior to the Distribution and sets forth procedures for the administration of insured claims. The Separation and Distribution Agreement allocates among the parties the right to proceeds and the obligation to incur deductibles under certain insurance policies. In addition, the Separation and Distribution Agreement provides that Wyndham Destinations will obtain, subject to the terms of the agreement, certain directors and officers liability insurance policies, fiduciary liability insurance policies and errors and omissions and cyber liability insurance policies to apply against certain pre-separation claims, if any.

Dispute Resolution. In the event of any dispute arising out of the Separation and Distribution Agreement, the general counsels of the parties, and/or such other representatives as the parties designate, will negotiate to resolve any disputes among such parties. If the parties are unable to resolve the dispute in this manner within a specified period of time, as set forth in the Separation and Distribution Agreement, then unless agreed otherwise by the parties, the dispute will be resolved through binding arbitration.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation and Distribution Agreement include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Agreements in Connection with the Spin-Off

A summary of the Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and License, Development and Noncompetition Agreement can be found in the section titled “Certain Relationships and Related Party Transactions—Agreements with Wyndham Worldwide Related to the Spin-Off” on pages 143 through 145 of Wyndham Hotels’ Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission (the

“Commission”) on May 17, 2018, which pages are filed as Exhibit 99.1 hereto. This summary is incorporated by reference into this Item 1.01 as if restated in full. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and License, Development and Noncompetition Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

At 11:59 p.m. Eastern time on May 31, 2018 (the “Distribution Date”), Wyndham Destinations effected the Distribution and completed the previously announced spin-off of Wyndham Hotels from Wyndham Destinations. The Distribution was made to Wyndham Destinations’ stockholders of record as of the close of business on May 18, 2018 (the “Record Date”). On the Distribution Date, Wyndham Destinations’ stockholders received one share of Wyndham Hotels common stock for each share of Wyndham Destinations common stock held at the close of business on the Record Date.

As a result of the Distribution, Wyndham Hotels is now an independent public company trading under the symbol “WH” on the New York Stock Exchange (“NYSE”).

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

The previously announced appointment of Stephen P. Holmes, Myra J. Biblowit, Bruce B. Churchill, Mukul V. Deoras, the Right Honourable Brian Mulroney, and Pauline D.E. Richards as members of the Wyndham Hotels Board of Directors became effective upon completion of the Distribution. The previously announced resignations of Paul F. Cash and David B. Wyshner, who had been serving as members of the Board of Directors, became effective as of the Distribution.

Immediately following the consummation of the spin-off, (i) Mukul V. Deoras and the Right Honourable Brian Mulroney became Class I Directors of Wyndham Hotels, serving until the first annual meeting of the stockholders of Wyndham Hotels following the Distribution, (ii) Bruce B. Churchill, Myra J. Biblowit and Pauline D.E. Richards became Class II Directors of Wyndham Hotels, serving until the second annual meeting of the stockholders of Wyndham Hotels following the Distribution, and (iii) Stephen P. Holmes, James E. Buckman and Geoffrey A. Ballotti became Class III Directors of Wyndham Hotels, serving until the third annual meeting of the stockholders of Wyndham Hotels following the Distribution.

In addition, as previously announced, the composition of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee of Wyndham Hotels is now as follows:

Audit Committee	Corporate Governance Committee
Pauline D.E. Richards (Chair)	Myra J. Biblowit (Chair)
James E. Buckman	Mukul V. Deoras
Bruce B. Churchill	The Right Honourable Brian Mulroney
Mukul V. Deoras	Pauline D.E. Richards
Stephen P. Holmes

Compensation Committee	Executive Committee
The Right Honourable Brian Mulroney (Chair)	Stephen P. Holmes (Chair)

Myra J. Biblowit	Geoffrey A. Ballotti
James E. Buckman	James E. Buckman
Bruce B. Churchill

Geoffrey A. Ballotti will not be separately compensated for his service on the Wyndham Hotels Board of Directors, and the terms of his compensation as the Company’s Chief Executive Officer and President are as set forth in his employment agreement, which is discussed under Executive Officers below.

On June 1, 2018, each of the directors (excluding Geoffrey A. Ballotti) received an initial grant of restricted stock units (“RSUs”) with respect to Wyndham Hotels common stock.  Each RSU grant has a grant date fair value of $150,000 and vests in equal 25% installments on each of the first four anniversaries of the grant date (with the first vesting date on June 1, 2019), subject to the director’s continued service on the Wyndham Hotels Board of Directors through each vesting date.

Stephen P. Holmes held Wyndham Worldwide equity awards prior to the consummation of the spin-off, which were treated as follows upon consummation of the spin-off pursuant to the Employee Matters Agreement and his Separation and Release Agreement with Wyndham Worldwide.  Upon completion of the spin-off, all of his time-vesting restricted stock units granted prior to March 1, 2018 vested and will be settled in both Wyndham Destinations common stock and Wyndham Hotels common stock; his performance-vesting Wyndham Worldwide restricted stock units fully time vested, without pro-ration, and performance vested based on actual performance determined as of the spin-off and will be settled in both Wyndham Destinations common stock and Wyndham Hotels common stock; all of his stock-settled appreciation rights vested; and he received an equal number of stock-settled appreciation rights covering shares of Wyndham Hotels common stock. All of his time-vesting restricted stock units granted on March 1, 2018 will remain outstanding and eligible to vest in accordance with their terms.

Myra J. Biblowit, James Buckman, the Right Honourable Brian Mulroney and Pauline D.E. Richards held Wyndham Worldwide equity awards prior to the consummation of the spin-off, which were treated as follows upon consummation of the spin-off pursuant to the Employee Matters Agreement. Upon consummation of the spin-off, the directors retained their outstanding time-vesting Wyndham Destinations restricted stock units, which fully vested upon completion of the spin-off, and received an equal number of time-vesting restricted stock units covering shares of Wyndham Hotels common stock. Except for the restricted stock units issued in respect of Wyndham Worldwide restricted stock units granted on March 1, 2018 (which will continue to vest in accordance with their existing schedule), the time-vesting restricted stock units covering shares of Wyndham Hotels common stock will generally vest upon the earliest to occur of (i) the six-month anniversary of the completion of the spin-off, subject to the relevant director’s continued service with us through such six-month anniversary date, (ii) our termination of the relevant director’s service without “cause,” and (iii) the date on which such restricted stock units would have vested in accordance with the terms of the existing award agreement, subject to the relevant director’s continued service with us through the applicable vesting date.

In connection with his appointment as Non-Executive Chairman of the Board of Directors of Wyndham Hotels, on June 1, 2018, the Company entered into a letter agreement with Stephen P. Holmes, which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Wyndham Hotels common stock), a subsidy of $18,750 per year toward his costs incurred in connection with retaining an administrative assistant, a subsidy of $12,500 per year toward his costs incurred in connection with securing office space, a contribution towards 50% of the cost of the lease associated with his vehicle currently on order, through the earlier of the conclusion of the lease term and the conclusion of his service, and reimbursement for 50% of the cost of his annual executive health and wellness physical. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Following the consummation of the spin-off, as previously announced, the officers of Wyndham Hotels include the following:

Officer	Position
Geoffrey A. Ballotti	Chief Executive Officer and President
David B. Wyshner	Chief Financial Officer

Nicola Rossi	Chief Accounting Officer
Robert D. Loewen	Chief Operating Officer

Biographical information regarding each of the foregoing officers can be found in the section titled “Management” in the previously filed Information Statement.

Wyndham Hotels has entered into employment letters and agreements with Mr. Ballotti, Mr. Rossi and Mr. Loewen in connection with their service as officers of Wyndham Hotels, and has assumed Mr. Wyshner’s employment agreement with Wyndham Worldwide Corporation.

Mr. Ballotti. Mr. Ballotti’s employment agreement provides for (i) an initial base salary of $1,000,000 per year, (ii) an annual cash incentive compensation award opportunity (with a target equal to 150% of base salary), (iii) the opportunity to receive annual long-term incentive compensation awards as determined by Wyndham Hotels’ compensation committee, in its sole discretion, and (iv) participation in the employee benefit plans generally available to all full-time employees and perquisites generally available to Wyndham Hotels’ similarly situated senior executive officers. Mr. Ballotti’s employment agreement, including provisions related to severance and post-employment restrictive covenants, is further described in the Information Statement and incorporated herein by reference, provided that the severance multiplier has since been determined to be 299%.

Mr. Rossi. Mr. Rossi’s employment letter provides him with (i) an initial base salary of $376,055 per year, (ii) a target annual bonus opportunity equal to 50% of his base salary, and (iii) eligibility to receive annual long-term incentive compensation awards as determined by Wyndham Hotels’ compensation committee, in its sole discretion, and to participate in the employee benefit plans and perquisites generally available to the Company’s executive officers.

Pursuant to his employment letter, in the event Mr. Rossi’s employment is terminated by Wyndham Hotels other than for cause (as defined in his employment letter) and other than in connection with a disability that prevents him from performing services for the Company for a period of six months, he will receive a lump sum cash payment equal to 150% multiplied by the sum of his then current base salary plus then current target bonus opportunity, subject to his entry into a separation agreement with Wyndham Hotels that will include non-competition, non-solicitation and confidentiality covenants.

Mr. Loewen. Mr. Loewen’s employment letter provides for (i) an initial base salary of $525,000 per year, (ii) an annual cash incentive compensation award opportunity (with a target equal to 75% of base salary), (iii) the opportunity to receive annual long-term incentive compensation awards as determined by Wyndham Hotels’ compensation committee, in its sole discretion, and (iv) participation in the employee benefit plans and perquisites generally available to Wyndham Hotels’ executive officers. Mr. Loewen’s employment agreement, including provisions related to severance and post-employment restrictive covenants, is further described in the Information Statement and incorporated herein by reference, provided that the severance multiplier has since been determined to be 200%.

Mr. Wyshner. Effective as of the completion of the spin-off, Mr. Wyshner’s employment agreement was assigned to Wyndham Hotels, which assumed Wyndham Destinations’ rights and obligations under such employment agreement. Mr. Wyshner’s employment agreement provides for (i) a base salary (currently $650,000 per year), (ii) an annual cash incentive compensation award opportunity (with a current target equal to 100% of base salary), (iii) the opportunity to receive annual long-term incentive compensation awards as determined by Wyndham Hotels’ compensation committee, in its sole discretion, and (iv) participation in the employee benefit plans and perquisites generally available to Wyndham Hotels’ executive officers. Mr. Wyshner’s employment agreement is further described in the Information Statement and incorporated herein by reference.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, employment letters and the agreement assigning Mr. Wyshner’s employment agreement to Wyndham Hotels, which are attached as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10, to this Current Report on Form 8-K and are incorporated herein by reference.

On June 1, 2018, in connection with their appointments as officers of Wyndham Hotels, Mr. Ballotti, Mr. Rossi, Mr. Loewen and Mr. Wyshner received a mix of restricted stock units and stock options, pursuant to which Mr. Ballotti received $5 million in awards, Mr. Wyshner received $3.5 million in awards, Mr. Loewen received $2 million in awards and Mr. Rossi received $600,000 in awards. Mary R. Falvey, our Chief Administrative Officer, and Thomas H. Barber, our Chief Strategy and Development Officer, also received a mix of restricted stock units and stock options, pursuant to which Ms. Falvey received $2 million in awards and Mr. Barber received $1 million in awards. These grants are subject to the terms and conditions of the applicable grant agreements and the Equity and Incentive Plan.

Mr. Ballotti, Mr. Wyshner, Mr. Barber, Ms. Falvey and Mr. Loewen held Wyndham Worldwide equity awards prior to the consummation of the spin-off, which were treated as follows upon consummation of the spin-off pursuant to the Employee Matters Agreement.  Upon consummation of the spin-off, the outstanding performance-vesting Wyndham Worldwide restricted stock units held by such named executive officers (excluding Mr. Wyshner, who did not hold such awards) fully time vested, without pro-ration, and performance vested based on actual performance determined as of the spin-off and will be settled in both Wyndham Destinations common stock and Wyndham Hotels common stock. All of the named executive officers retained their outstanding time-vesting Wyndham Destinations restricted stock units, which fully vested upon completion of the spin-off and will be settled in Wyndham Destination common stock, and received an equal number of time-vesting restricted stock units covering shares of Wyndham Hotels common stock. Except for the restricted stock units issued in respect of Wyndham Worldwide restricted stock units granted on March 1, 2018 (which will continue to vest in accordance with their existing schedule), the time-vesting restricted stock units covering shares of Wyndham Hotels common stock will generally vest upon the earliest to occur of (i) the six-month anniversary of the completion of the spin-off, subject to the relevant named executive officer’s continued employment with us through such six-month anniversary date, (ii) our termination of the relevant named executive officer’s employment without “cause,” and (iii) the date on which such restricted stock units would have vested in accordance with the terms of the existing award agreement, subject to the relevant named executive officer’s continued employment with us through the applicable vesting date.

Certain Benefit Plans

On May 9, 2018, the Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan (the “Equity and Incentive Plan”) became effective following its approval and adoption by the Company’s board of directors and sole stockholder, and on May 31, 2018, the Wyndham Hotels & Resorts, Inc. Officer Deferred Compensation Plan (the “Officer Deferred Compensation Plan”), the Wyndham Hotels & Resorts, Inc. Non-Employee Directors Deferred Compensation Plan (the “NED Deferred Compensation Plan”) and the Wyndham Hotels & Resorts, Inc. Savings Restoration Plan (the “Savings Restoration Plan”) became effective following their approval and adoption by the Company’s board of directors and completion of the spin-off. The material terms of the Equity and Incentive Plan, the Officer Deferred Compensation Plan, the NED Deferred Compensation Plan and the Savings Restoration Plan are described in the Information Statement under the sections titled “Executive and Director Compensation—Wyndham Hotels 2018 Equity and Incentive Plan” and “Executive and Director Compensation—Deferred Compensation Plans,” which sections the Company is filing as Exhibit 99.2 to this Current Report on Form 8-K and which are incorporated by reference into this Item 5.02. The foregoing summaries and incorporated descriptions of the Equity and Incentive Plan, the Officer Deferred Compensation Plan, the NED Deferred Compensation Plan and the Savings Restoration Plan are qualified in their entirety by reference to the full text of the Equity and Incentive Plan, the Officer Deferred Compensation Plan, the NED Deferred Compensation Plan and the Savings Restoration Plan, which are filed herewith as Exhibits 10.11, 10.12, 10.13 and 10.14, respectively, and are incorporated by reference into this Item 5.02.

Item 5.03                                           Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 31, 2018, immediately prior to the completion of the Distribution, the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) became effective following its approval and adoption by the Company’s board of directors and sole stockholder, and the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”) became effective following their approval and adoption by the Company’s board of directors and sole stockholder. Upon effectiveness of the Amended and Restated Certificate of Incorporation, the Company declared and paid a stock dividend to its sole stockholder equal to that number of shares of common stock such that following such dividend, the Company’s issued and outstanding shares of common stock were equal to 99,511,503 shares, all of which were distributed by Wyndham Destinations to its stockholders in the Distribution. Pursuant to the Amended and Restated Certificate of Incorporation, the Company’s authorized capital stock consists of 600 million shares of common stock of the Company, par value $0.01 per share, and 6 million shares of preferred stock of the Company, par value $0.01 per share. A description of the other material terms of each of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws is included in the Information Statement under the section titled “Description of Capital Stock” on pages 153 through 158 of the Information Statement, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2018, which pages are filed as Exhibit 99.3 hereto and which are incorporated by reference into this Item 5.03.

The Company’s corporate governance includes the following notable features:

•                  the Company’s board of directors will be fully declassified by the third annual meeting of stockholders following the Distribution Date; and

•                  under the Amended and Restated By-laws and the Company’s Corporate Governance Guidelines, directors who fail to receive a majority of the votes cast in uncontested elections are required to submit their resignation to the Company’s board of directors.

The foregoing summaries and incorporated descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01                                           Other Events

Press Release

On June 1, 2018, Wyndham Hotels issued a press release announcing the completion of the spin-off. A copy of the press release is attached hereto as Exhibit 99.4.

Release of Guarantees and Certain Security Interests

In connection with the spin-off, on June 1, 2018, Wyndham Destinations was released from its guarantee of  Wyndham Hotels credit facilities entered into on May 30, 2018 in an aggregate principal amount of $2.35 billion. On May 31, 2018, Wyndham Hotels entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) with U.S. Bank National Association, pursuant to which, immediately prior to the consummation of the spin-off, Wyndham Worldwide’s guarantee of Wyndham Hotels’ outstanding 5.375% Notes due 2026 was released. The foregoing summary is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated by reference into this Item 8.01.

Additionally, in connection with the spin-off,  on June 1, 2018, the collateral of Wyndham Hotels securing (a) the Credit Agreement dated as of March 26, 2015, among Wyndham Worldwide, Bank of America, N.A., as administrative agent and the other lenders party thereto, the Credit Agreement dated as of March 24, 2016, among Wyndham Worldwide, JPMorgan Chase Bank, N.A. as administrative agent and the other lenders party thereto, and the Credit Agreement dated as of November 21, 2017, among Wyndham Worldwide, Bank of America, N.A., as administrative agent and the other lenders party thereto and (b) Wyndham Worldwide’s outstanding 7.375% Notes due 2020, 5.625% Notes due 2021, 4.25% Notes due 2022, 3.90% Notes due 2023, 4.15% Notes due 2024, 5.10% Notes due 2025 and 4.50% Notes due 2027 pursuant to the Security Agreement entered into by Wyndham Hotels with Bank of America, N.A., as collateral agent, and the other grantors thereto was released.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated as of May 31, 2018, by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.*

3.1	Amended and Restated Certificate of Incorporation of Wyndham Hotels & Resorts, Inc., effective as of May 31, 2018.
3.2	Amended and Restated By-laws of Wyndham Hotels & Resorts, Inc., effective as of May 31, 2018.
4.1	Third Supplemental Indenture, dated May 31, 2018, by and between Wyndham Hotels & Resorts, Inc. and U.S. Bank National Association, as trustee.
10.1	Transition Services Agreement, dated as of May 31, 2018, by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.
10.2	Tax Matters Agreement, dated as of May 31, 2018, by and between Wyndham Hotels & Resorts, Inc. and Wyndham Destinations, Inc.
10.3	Employee Matters Agreement, dated as of May 31, 2018, by and between Wyndham Destinations, Inc. and Wyndham Hotels & Resorts, Inc.
10.4

License, Development and Noncompetition Agreement, dated as of May 31, 2018, by and among Wyndham Destinations, Inc., Wyndham Hotels and Resorts, LLC, Wyndham Hotels & Resorts, Inc., Wyndham Hotel Group Europe Limited, Wyndham Hotel Hong Kong Co. Limited, and Wyndham Hotel Asia Pacific Co. Limited.

10.5	Letter Agreement, dated as of June 1, 2018, by and between Wyndham Hotels & Resorts, Inc. and Stephen P. Holmes.
10.6	Employment Agreement, dated as of June 1, 2018, by and between Wyndham Hotels & Resorts, Inc. and Geoffrey A. Ballotti.
10.7	Employment Letter, dated as of May 16, 2018, by and between Wyndham Hotels & Resorts, Inc. and Robert D. Loewen.
10.8

Employment Agreement, dated as of August 1, 2017, by and between Wyndham Worldwide Corporation and David B. Wyshner (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Wyndham Hotels & Resorts, Inc.’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on April 19, 2018).

10.9	Assignment and Assumption Agreement of Employment Agreement of David B. Wyshner, dated as of May 31, 2018, by and between Wyndham Worldwide Corporation and Wyndham Hotels & Resorts, Inc.
10.10	Employment Letter, dated as of May 16, 2018, by and between Wyndham Hotels & Resorts, Inc. and Nicola Rossi.
10.11	Wyndham Hotels & Resorts, Inc. 2018 Equity and Incentive Plan
10.12	Wyndham Hotels & Resorts, Inc. Officer Deferred Compensation Plan
10.13	Wyndham Hotels & Resorts, Inc. Non-Employee Directors Deferred Compensation Plan
10.14	Wyndham Hotels & Resorts, Inc. Savings Restoration Plan
99.1

The section titled “Certain Relationships and Related Party Transactions—Agreements with Wyndham Worldwide Related to the Spin-Off” of Wyndham Hotels & Resorts, Inc.’s Information Statement (incorporated by reference to pages 143 through 145 of Exhibit 99.1 to Wyndham Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2018).

99.2

The sections titled “Executive and Director Compensation—Wyndham Hotels 2018 Equity and Incentive Plan” and “Executive and Director Compensation—Deferred Compensation Plans,” of Wyndham Hotels & Resorts, Inc.’s Information Statement (incorporated by reference to pages 125 through 129 of Exhibit 99.1 to Wyndham Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2018).

99.3

The section titled “Description of Capital Stock” of Wyndham Hotels & Resorts, Inc.’s Information Statement (incorporated by reference to pages 153 through 158 of Exhibit 99.1 to Wyndham Hotels & Resorts, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2018).

99.4	Press Release dated June 1, 2018.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Wyndham Hotels agrees to furnish a supplemental copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wyndham Hotels & Resorts, Inc.

By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer

Date: June 4, 2018